UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 21, 2007 (June 15, 2007)

TRAVELCENTERS OF AMERICA LLC
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33274 (Commission File Number)	20-5701514 (IRS Employer Identification No.)

24601 Center Ridge Road, Westlake, Ohio (Address of Principal Executive Offices)	44145 (Zip Code)

440-808-9100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 15, 2007, our board of directors amended our limited liability company agreement, or the LLC agreement, in two respects.

One amendment relates to shareholders’ notices of nominations for director or business to be transacted at an annual meeting of shareholders.  The LLC agreement did not specify a time for the delivery of shareholders’ notices of nominations for director or business to be transacted at an annual meeting of shareholders in the case of our initial annual meeting of shareholders as a public company.  In order to provide a reasonable period of time for the preparation of proxy materials for that meeting, our board of directors added a provision to the LLC agreement that, to be timely for such initial annual meeting, such notices must be delivered during the calendar month of December, 2007.

Another amendment, intended to conform the text of the LLC agreement  to its intended effect, provides that any matter voted upon by shareholders that has not been approved previously by our board of directors requires the approval of 75% of the outstanding shares of each class and series of shares with voting power, voting together as a single class.

The amendments became effective on June 15, 2007.  A composite copy of the LLC agreement, as amended, is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

3.1
Composite copy of Amended and Restated Limited Liability Company Agreement as amended through June 15, 2007 (Incorporated by reference from Exhibit 3.2 to the Company’s Registration Statement on Form S-1, File No. 143814).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELCENTERS OF AMERICA LLC By: /s/ John R. Hoadley
John R. Hoadley Executive Vice President and Chief Financial Officer

Dated: June 21, 2007